SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 3/31/2006
FILE NUMBER 811-3826
SERIES NO.: 9


72DD.    1.   Total income dividends for which record date passed during the period. (000's Ommited)
              Class A                    $2,990
         2.   Dividends for a second class of open-end company shares
              (000's Ommited)
              Class B                    $  573
              Class C                    $  146
              Investor Class             $1,871
              Institutional Class        $    4

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                   $000.2884
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                   $000.1863
              Class C                   $000.1863
              Investor Class            $000.2910
              Institutional Class       $000.1465

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                     9,757
         2.   Number of shares outstanding of a second class of open-end company shares (000's Ommited)
              Class B                     2,999
              Class C                       796
              Investor Class              6,034
              Institutional Class            52

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $13.92
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $13.97
              Class C                     $14.08
              Investor Class              $14.04
              Institutional Class         $13.92